EXHIBIT 99.1

EasyLink Services International Corporation
Announces Fiscal First Quarter 2011 Financial Results

NORCROSS, GA, December 13, 2010 - (BUSINESS WIRE) - EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reported fiscal first quarter 2011 revenue of approximately $22.7 million, operating income of approximately $2.1 million, net income of approximately $967,000 and earnings per share of $.03 per share.

“We are very excited about our first quarter results and what the future holds for the new EasyLink,” said Tom Stallings, CEO of EasyLink.  “Even with the inclusion of $2 million in deal expenses from the Xpedite acquisition our team generated $4.85 in Adjusted EBITDA for the quarter.”

Financial Review

Revenue for the first quarter of fiscal 2011 was approximately $22.7 million compared to $20.5 million in the first quarter of fiscal 2010, which includes ten days of operations for the newly acquired Xpedite entities.  Gross margin was 71.0% in the first quarter of 2011 which is compared to 70.3% in the first quarter of fiscal 2010.  Gross margins are expected to remain in the 70% to 72% range for the rest of the fiscal year.

On Demand Messaging revenue for the first quarter of fiscal 2011, which includes fax, production messaging, document capture and management and e-mail services, was approximately $13.0 million compared to approximately $9.9 million in the first quarter of fiscal 2010.  On Demand Messaging represented 57% of total revenue.

Supply Chain Messaging revenue for the first quarter of fiscal 2011, which includes electronic data interchange (“EDI”) products and services and telex, was approximately $9.8 million compared to approximately $10.6 million in the first quarter of fiscal 2010.  Supply Chain Messaging decreased on a year-over-year basis primarily as the result of declining telex revenue.  This trend is expected to continue for the rest of fiscal 2011.  Supply Chain Messaging in the first quarter represented 43% of total revenue.

Net income attributable to common shareholders for the first quarter of fiscal 2011 was approximately $917,000, or $0.03 per basic and diluted share.  Adjusted EBITDA, which includes non-cash compensation expense, was approximately $4.8 million for the first quarter of fiscal 2011 compared to $4.7 million in the first quarter of fiscal 2010.

EasyLink provides adjusted EBITDA in this press release as additional information regarding its operating results.  This measure is not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP EBITDA measures used by other companies.  EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends, because it provides an important supplemental measurement in evaluating the operating results of our business.  This press release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the fiscal quarter ended October 31, 2011.

Investor Conference Call

The Company plans to hold a conference call on Tuesday, December 14 2010, at 5:00 p.m. EST to discuss the first quarter fiscal year 2011 results in detail.

The Company invites all those interested in hearing management’s discussion to join the call by dialing (877) 397-0250 (U.S. and Canada) or (719) 457-2620 (International), participant code 8217423.  If you are unable to participate and would like to hear a replay of the call, an audio reply will be available on EasyLink’s investor relations website at http://ir.easylink.com/events.cfm.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements.  These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of “any to any” business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Telex we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Contact:
EasyLink Services International Corporation
Glen Shipley
678-533-8004
gshipley@easylink.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	October 31,
	2010 (unaudited)	2009 (unaudited)

Service revenue	$22,736	$20,498

Cost of services	6,591	6,087
Gross Profit	16,145	14,411

Operating expenses:
Product development and enhancement	1,938	1,859
Selling and marketing	2,958	3,269
General and administrative	9,187	7,223

Operating income	2,062	2,060

Other income (expense):
Interest expense (net)	(809)	(486)
Other income (expense)	307	334

Income before income taxes	1,560	1,908

Provision for income taxes	593	544

Net income	967	1,364

Dividends on preferred stock	(50)	(216)

Net income attributable to common stockholders	$917	$1,148

Basic income per common share	$0.03	$0.04

Diluted income per common share	$0.03	$0.04

Weighted average number of common shares outstanding – basic	29,261	26,269

Weighted average number of common shares outstanding –diluted	30,218	29,416

EASYLINK SERVICES INTERNATIONAL CORPORATION

Consolidated Balance Sheets
(in thousands)

	October 31,	July 31,
	2010 (unaudited)	2010
ASSETS
Current assets:
Cash and cash equivalents	$18,085	$20,475
Accounts receivable, net	30,869	11,480
Other current assets	10,230	8,463
Total current assets	59,184	40,418

Property and equipment, net	20,895	5,521
Goodwill and other intangible assets, net	129,903	50,329
Other long term assets	8,239	8,218
Total assets	$218,221	$104,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$27,676	$11,051
Current portion of long term debt	27,902	15,258
Other current liabilities	1,623	1,497
Total current liabilities	57,201	27,806

Long term debt	92,114	9,684
Other liabilities	791	285
Total liabilities	150,106	37,775

Stockholders' Equity:
Preferred stock	(a)	(a)
Common Stock	303	302
Additional paid-in capital	133,014	132,799
Treasury Stock	(2,122)	(2,122)
Accumulated other comprehensive loss	(5,576)	(5,797)
Accumulated deficit	(57,504)	(58,471)
Total stockholders' equity	68,115	66,711
Total liabilities and stockholders' equity	$218,221	$104,486
(a) less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION

Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (unaudited, includes non-cash compensation)
(in thousands)

	Three Months Ended October 31,
	2010	2009
Net income	$967	$1,364
Interest	813	494
Taxes	593	544
Depreciation and amortization	2,209	2,057
Non-cash compensation	266	236
Adjusted EBITDA	$4,848	$4,695